                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT
                                   [NW 1996 F]

                  This FIRST AMENDMENT TO PARTICIPATION AGREEMENT [NW 1996 F], dated as of June 12, 1996, among (i) NORTHWEST AIRLINES, INC., a Minnesota corporation (the "LESSEE"), (ii) [______________], a [________] corporation (the "OWNER PARTICIPANT"), (iii) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (the "OWNER TRUSTEE") under the Trust Agreement (as defined below), (iv) STATE STREET BANK AND TRUST COMPANY, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, the "PASS THROUGH TRUSTEE") under each of the three separate Pass Through Trust Agreements (as defined below), (v) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the "SUBORDINATION AGENT") under the Intercreditor Agreement (as defined below), and
(vii) STATE STREET BANK AND TRUST COMPANY, in its individual capacity and as Indenture Trustee (the "INDENTURE TRUSTEE") under the Original Indenture and the Indenture (as defined below).

                  Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Lease;

                              W I T N E S S E T H:

                  WHEREAS, Lessee, the Owner Participant, the Owner Trustee, [________________________], as the loan participants (collectively, the "ORIGINAL LOAN PARTICIPANTS") and the Indenture Trustee entered into the Participation Agreement [NW 1996 F], dated as of May 14, 1996 (the "ORIGINAL PARTICIPATION AGREEMENT"), providing for the sale and lease of one Boeing 757-251 aircraft (the "AIRCRAFT");

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Trust Indenture and Security Agreement [NW 1996 F], dated as of May 14, 1996, as supplemented by Trust Agreement and Indenture Supplement [NW 1996 F], dated May 14, 1996

(collectively, the "ORIGINAL INDENTURE"), pursuant to which the Owner Trustee issued to the Original Loan Participants secured certificates substantially in the form set forth in Article II thereof (the "ORIGINAL SECURED CERTIFICATES") as evidence of the loan then being made by the Original Loan Participants in participating in the payment of Lessor's Cost;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and Lessee entered into the Lease Agreement [NW 1996 F] relating to the Aircraft, dated as of May 14, 1996, as supplemented by Lease Supplement No. 1 [NW 1996 F] dated May 14, 1996 (the "ORIGINAL LEASE"), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to Lessee, and Lessee agreed to lease from such Owner Trustee, the Aircraft commencing on the Delivery Date;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant and the Owner Trustee entered into the Trust Agreement [NW 1996 F], dated as of May 14, 1996 (the "ORIGINAL TRUST AGREEMENT"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section 1.01 thereof for the benefit of the Owner Participant thereunder;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into a Tax Indemnity Agreement [NW 1996 F] relating to the Aircraft, dated as of May 14, 1996 (the "ORIGINAL TAX INDEMNITY AGREEMENT"), with Lessee;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Guarantor entered into the Guarantee [NW 1996 F] dated as of May 14, 1996 (the "GUARANTEE"), pursuant to which the Guarantor guaranteed certain obligations of Lessee;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant Guarantor entered into the Owner Participant Guaranty [NW 1996 F] dated as of May 14, 1996 (the "OWNER PARTICIPANT GUARANTY"), pursuant to which the Owner Participant Guarantor guaranteed certain obligations of the Owner Participant under the Operative Documents;

                  WHEREAS, Section 17 of the Original Participation Agreement contemplates the redemption of the Original Secured Certificates pursuant to
Section 2.10 of the Original Indenture as part of a refinancing operation,
Section 3(d) of the Original Lease contemplates the adjustment of Rent in the event of such a refinancing operation, and Lessee has given its written notice to the Owner Participant and the Owner Trustee pursuant to such Section 17 of its desire to implement such a refinancing operation;

                  WHEREAS, Lessee, the Guarantor, the Owner Trustee, the Pass Through Trustee, the Owner Participant, the Indenture Trustee and the Subordination Agent have entered into the Refunding Agreement [NW 1996 F], dated as of June 3, 1996 (the "REFUNDING AGREEMENT");

                  WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Trustee and the Indenture Trustee have amended and restated the Original Indenture as the Amended and Restated Trust Indenture and Security Agreement [NW 1996 F], dated as of the date hereof (the "INDENTURE"), under which Indenture the Owner Trustee shall issue new secured certificates substantially in the form set forth in Section 2.01 thereof (the "REFINANCING SECURED CERTIFICATES") in three series;

                  WHEREAS, concurrently with the execution and delivery of the Refunding Agreement, the Owner Trustee and Lessee entered into the First Amendment to Lease Agreement [NW 1996 F], dated as of June 3, 1996 (the "LEASE AMENDMENT NO. 1"; the Original Lease, as amended by the Lease Amendment No. 1, the "LEASE");

                  WHEREAS, concurrently with the execution and delivery of the Refunding Agreement, the Owner Participant and Lessee entered into the First Amendment to Tax Indemnity Agreement [NW 1996 F] dated as of June 3, 1996 (the "TIA AMENDMENT NO. 1"; the Original Tax Indemnity Agreement, as amended by the TIA Amendment No. 1, the "TAX INDEMNITY AGREEMENT");

                  WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Participant and the Owner Trustee have entered into the First Amendment to Trust Agreement [NW 1996 F] dated as of the date hereof (the "TRUST AGREEMENT AMENDMENT NO. 1"; the Original Trust Agreement, as amended by the Trust Agreement Amendment No. 1, the "TRUST AGREEMENT")

                  WHEREAS, pursuant to the Pass Through Trust Agreement and each of the Pass Through Trust Supplements set forth in Schedule I hereto (collectively, the "PASS THROUGH TRUST AGREEMENTS"), on the Refinancing Date (as defined in Section 1 of the Refunding Agreement), three separate grantor trusts (collectively, the "PASS THROUGH TRUSTS" and, individually, a "PASS THROUGH TRUST") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale by each Pass Through Trust of pass through certificates pursuant thereto (collectively, the "CERTIFICATES");

                  WHEREAS, the proceeds from the issuance and sale of the Certificates by each Pass Through Trust will be applied in part by the Pass Through Trustee at the Closing to purchase from the Owner Trustee, on behalf of each Pass Through Trust, all of the Refinancing Secured Certificates bearing the same interest rate as the Certificates issued by such Pass Through Trust;

                  WHEREAS, concurrently with the execution and delivery of this Amendment, (i) Westdeutsche Landesbank Girozentrale, acting through its New York branch (the "LIQUIDITY PROVIDER") entered into three revolving credit agreements (each, a "LIQUIDITY FACILITY"), one for the benefit of the holders of Certificates of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the

Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "INTERCREDITOR AGREEMENT"); and

                  WHEREAS, the Refinancing Secured Certificates will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that the Original Participation Agreement is amended as follows:

                  SECTION 1. AMENDMENT OF SECTION 1(D) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 1(d) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

                  SECTION 2. AMENDMENT OF SECTION 7(B)(I) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 7(b)(i) of the Original Participation Agreement is hereby amended by (i) adding the words "or the Pass Through Certificates" (1) before and after the clause "or transfer of the Secured Certificates" in clause
(E) thereof and (2) after the clause "the Secured Certificates" in clause (F) thereof and (ii) adding the words and punctuation "(including any Make-Whole Amount)" after the word "premium" in clause (F) thereof.

                  SECTION 3. AMENDMENT OF SECTION 7(B)(II) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 7(b)(ii) of the Original Participation Agreement is hereby amended by (i) deleting the words "other than a Loan Participant" from clauses (1) and (3) thereof; (ii) deleting clauses (2) and (4) thereof in their entirety and substituting therefor "Intentionally Omitted",
(iii) deleting the words "a Loan Participant" from clause (9) thereof and substituting therefor the words "the Indenture Trustee or the Trust Indenture Estate", (iv) deleting the words "any Loan Participant or any Certificate Holder" from clause (9) thereof and substituting therefor the words "the Indenture Trustee or the Trust Indenture Estate", (v) deleting clause (B) in clause (10) thereof and substituting therefor "or", (vi) deleting "(C)" in clause (10) thereof and substituting therefor "(B)", and (vii) deleting the parenthetical clause and the proviso from clause (12) thereof.

                  SECTION 4. AMENDMENT OF SECTION 7(B)(III) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 7(b)(iii) of the Original Participation Agreement is hereby amended by (i) deleting the words "U.S. Withholding Taxes" where such words first appear in the second sentence of the first paragraph thereof and substituting therefor "any Income Tax imposed by the Unites States Federal government required to be withheld from payments on the Secured Certificates or the Pass Through Certificates (a "U.S. WITHHOLDING TAX")" and
(ii) deleting the second sentence in the last paragraph thereof.

                  SECTION 5. AMENDMENT OF SECTION 7(B)(X) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 7(b)(x) of the Original Participation Agreement is hereby amended by (i) deleting the third and fourth sentences thereof and
(ii) deleting the words "other than a Loan Participant" in the first sentence thereof.

                  SECTION 6. AMENDMENT OF SECTION 7(C) OF THE ORIGINAL PARTICIPATION AGREEMENT . Section 7(c) of the Original Participation Agreement is hereby amended by (i) deleting the word "and" between the words "expenses" and "Transaction Expenses" in the second parenthetical phrase of the first paragraph thereof and substituting a comma therefor, (ii) inserting after the phrase "to Section 16 hereof" in such second parenthetical phrase the words "and Refinancing Expenses to the extent not required to be paid by the Owner Trustee or the Owner Participant pursuant to Section 11(a) of the Refunding Agreement",
(iii) adding the words and punctuation "and, only in the case of an Indemnitee who is the Owner Participant and its Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents, the Intercreditor Agreement, the Liquidity Facilities and the Pass Through Trust Agreements and, only in the case of an Indemnitee who is the Subordination Agent, the Intercreditor Agreement and the Liquidity Facilities" after the words "respect thereof" in the first clause (A) thereof, and (iv) adding the words and punctuation "the Intercreditor Agreement, the Liquidity Facilities or the Pass Through Trust Agreements" after the words "Operative Documents" in the second clause (A) thereof and in the second clause (B) thereof.

                  SECTION 7. [Reserved]

                  SECTION 8. AMENDMENT OF SECTION 8(F) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(f) of the Original Participation Agreement is hereby amended by deleting the words "each of the Loan Participants" and substituting therefor the words "the Indenture Trustee" in the first line thereof.

                  SECTION 9. AMENDMENT OF SECTION 8(N) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(n) of the Original Participation Agreement is hereby amended by (i) deleting the words and punctuation ", any Loan Participant's," from the first sentence thereof, (ii) deleting the words and punctuation "the Loan Participants," each time they appear in the second sentence thereof, (iii) deleting the "," between the words "Owner Trustee" and "the Indenture Trustee" in clause (N) of the third sentence thereof and substituting therefor "and", (iv) deleting the words "and the Loan Participants" from clause (N) of the third sentence thereof, and (v) deleting the words and punctuation "the Loan Participants," from the fifth sentence thereof.

                  SECTION 10. AMENDMENT OF SECTION 8(Q)(A) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(q)(A) of the Original Participation Agreement is hereby amended by (i) deleting the word "Each" in the first sentence thereof and substituting therefor the words "The Owner" and (ii) adding a new sentence to the end thereof to read as follows: "The Pass Through Trustee agrees that it will not agree to any amendment, modification or waiver of Section 1.01(e)(i) of the initial supplement (other than the initial supplement related to the Northwest Airlines 1996-1A Pass Through Trust) to each Pass Through Trust Agreement without the prior written consent of the Owner Participant.".

                  SECTION 11. AMENDMENT OF SECTION 8(T) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(t) of the Original Participation Agreement is hereby amended by deleting the fourth and fifth sentences thereof.

                  SECTION 12. AMENDMENT OF SECTION 8(X) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(x) of the Original Participation Agreement is hereby amended by (i) deleting the words and punctuation ", each Loan Participant" therefrom and (ii) adding a new second paragraph thereto at the end thereof:

                       Notwithstanding the foregoing, Lessee shall not be
                  entitled to assume the obligations of the Owner Trustee in respect of the Secured Certificates unless Lessee causes to be delivered to the Indenture Trustee an opinion of counsel to the effect that (i) the Lien of the Trust Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft and (ii) the Indenture Trustee should be entitled to the benefits of 11 U.S.C. Section1110; provided that the opinion required by subclause (ii) need only be given if immediately prior to such assumption the Owner Trustee should have been entitled to the benefits of 11 U.S.C. Section1110.

                  SECTION 13. AMENDMENT OF SECTION 8(Y)(A) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(y)(A) of the Original Participation Agreement is hereby amended by (i) deleting the words "each" the first time it appears in
Section 8(y)(A)(ii) and substituting therefor the words "the Owner", (ii) deleting the words "such" the first time it appears in Section 8(y)(A)(ii) and substituting therefor the words "the Indenture Trustee and the Owner", (iii) inserting in Section 8(y)(A)(ii) after the words "Purchase Agreement Assignment", the words and punctuation ", the Refunding Agreement", (iv) deleting the word "each" the first time it appears in Section 8(y)(A)(iv) and substituting therefor the words "the Owner", and (v) deleting the word "Participants" from Section 8(y)(A)(iv) and substituting therefor the words "the Indenture Trustee and the Owner Participant".

                  SECTION 14. AMENDMENT OF SECTION 8(DD) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(dd) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

                  SECTION 15. AMENDMENT OF SECTION 8(GG) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(gg) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

                  SECTION 16. AMENDMENT OF SECTION 8(HH) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(hh) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

                  SECTION 17. AMENDMENT OF SECTION 8(II) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(ii) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                  (ii) Lessee agrees and covenants that it shall not purchase, guarantee or acquire any interest in (i) any Secured Certificate (except as provided in Section 8(x)) or Pass Through Certificate or (ii) any Advance by the Liquidity Provider.

                  SECTION 18. AMENDMENT OF SECTION 9 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 9 of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

                  SECTION 19. AMENDMENT OF SECTION 10 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 10 of the Original Participation Agreement is hereby amended by (i) deleting the words and punctuation ", the Loan Participants" from clause (A) thereof, (ii) deleting the words "Loan Participants" the second time they appear in clause (B) thereof and substituting therefor the words "Indenture Trustee", and (iii) deleting the words "or 10.05" from clause (iii) of the second sentence thereof.

                  SECTION 20. AMENDMENT OF SECTION 13(B) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 13(b) of the Original Participation Agreement is hereby amended by deleting the words "at the foot of this Agreement" in clause (A) of the second sentence thereof and substituting therefor the words "on the signature pages to the Refunding Agreement".

                  SECTION 21. AMENDMENT OF SECTION 14 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 14 of the Original Participation Agreement is hereby amended by (i) deleting the words "Loan Participants" each time they appear in clauses (A), (B), and (D) thereof and substituting therefor the words "Indenture Trustee", (ii) deleting the "," both times it appears between the words "Owner Participant" and "the Indenture Trustee" in clause (E) thereof and substituting therefor "and", and (iii) deleting the words "and the Loan Participants" both times they appear in clause (E) thereof.

                  SECTION 22. AMENDMENT OF SECTION 15(A) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 15(a) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                  Section 15. Miscellaneous. (a) The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor.

                  SECTION 23. AMENDMENT OF SECTION 17 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 17 of the Original Participation Agreement is hereby amended by adding the following new subclause (7) to clause (a) thereof:

                           (7) in connection with any proposed refinancing, if,
                  on the date which is two Business Days prior to the last date on which notice of revocation of redemption may be given pursuant to Section 2.12(b) of the Trust Indenture, the Owner Participant is not satisfied in its sole discretion that such refinancing will occur on the date specified for such refinancing in the notice provided pursuant to Section 2.11 of the Trust Indenture, then Lessee shall not effect such proposed refinancing and shall provide notice to such effect to the Indenture Trustee pursuant to Section 2.12(b) of the Trust Indenture.

                  SECTION 24. AMENDMENT OF SECTION 18 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 18 of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

                  SECTION 25. RATIFICATION. Except as hereby modified, the Original Participation Agreement shall continue in full force and effect as originally executed. From and after the date of this Amendment, each and every reference in the Participation Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words or phrases referring to the Participation Agreement or any word or phrase referring to a section or provision of the Participation Agreement is deemed for all purposes to be a reference to the Participation Agreement or such section or provision as amended pursuant to this Amendment.

                  SECTION 26. MISCELLANEOUS. (a) Without in any way affecting the provisions of the letter agreement dated May 14, 1996 between the Owner Participant and Lessee (which letter agreement shall remain in full force and effect) relating to future financings, each of the parties hereto agrees that the transactions contemplated hereby shall constitute one of the three refinancing operations permitted in Section 17 of the Participation Agreement.

                  (b) Each party hereto acknowledges and agrees that the Purchaser is a Loan Participant under the Participation Agreement, the Lease and the other Operative Documents, and is entitled to the benefits of the covenants and other provisions therein running in favor of the Loan Participants, and to the security purported to be afforded by the Trust Indenture, but that (i) the Purchaser has no liability arising out of any actions or inactions of the Original Loan Participants or any prior Certificate Holder or any event or condition which occurred or existed prior to the Closing, (ii) the Purchaser is making no representations or warranties other than those set forth in the Refunding Agreement, and (iii) the Purchaser has no liability or obligation under any covenant in any of such agreements for any period prior to the Closing.

                  (c) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee and the Owner Trustee. The terms of this Amendment shall be binding upon, and inure to the benefit of, Lessee and its successors and assigns, each Loan Participant and its successors and assigns, the Owner Participant and its successors and assigns, each Certificate Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      NORTHWEST AIRLINES, INC.,
                                             Lessee

                                      By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                      FIRST SECURITY BANK OF UTAH,
                                      NATIONAL ASSOCIATION,
                                             not in its individual capacity,
                                             except as expressly provided
                                             herein, but solely as Owner Trustee

                                      By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                      STATE STREET BANK AND TRUST
                                      COMPANY,
                                             as Pass Through Trustee under each
                                             of the Pass Through Trust
                                             Agreements

                                      By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                      [___________________],
                                             as Owner Participant

                                      By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                      STATE STREET BANK AND TRUST
                                      COMPANY OF CONNECTICUT,
                                      NATIONAL ASSOCIATION,
                                             as Subordination Agent

                                      By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                      STATE STREET BANK AND TRUST
                                      COMPANY,
                                             in its individual capacity and as
                                             Indenture Trustee

                                      By:
                                             -----------------------------------
                                              Name:
                                              Title

                                                                   SCHEDULE I TO
                                                         PARTICIPATION AGREEMENT

                          PASS THROUGH TRUST AGREEMENTS

1. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1A, dated as of June 12, 1996.

2. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1B, dated as of June 12, 1996.

3. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1C, dated as of June 12, 1996.